GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED JUNE 30, 2020

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” uncertainties, including statements as to: our future operating results; our business “plan” or similar words. prospects and the prospects of our portfolio companies including our and their We have based the forward-looking statements included in this presentation on ability to achieve our and their respective objectives as a result of the coronavirus information available to us on the date of this presentation. Actual results could ("COVID-19") pandemic ; the effect of investments that we expect to make and the differ materially from those anticipated in our forward-looking statements and competition for those investments; our contractual arrangements and relationships future results could differ materially from historical performance. We undertake no with third parties; actual and potential conflicts of interest with GC Advisors LLC obligation to revise or update any forward-looking statements, whether as a result ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC of new information, future events or otherwise. You are advised to consult any (collectively, "Golub Capital"); the dependence of our future success on the general additional disclosures that we may make directly to you or through reports that we economy and its effect on the industries in which we invest; the ability of our have filed or in the future may file with the Securities and Exchange Commission portfolio companies to achieve their objectives; the use of borrowed money to (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and finance a portion of our investments and the effect of the COVID-19 pandemic on current reports on Form 8-K. the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working This presentation contains statistics and other data that have been obtained from capital; the timing of cash flows, if any, from the operations of our portfolio or compiled from information made available by third-party service providers. We companies; general economic and political trends and other external factors, have not independently verified such statistics or data. including the COVID-19 pandemic; changes in political, economic or industry In evaluating prior performance information in this presentation, you should conditions, the interest rate environment or conditions affecting the financial and remember that past performance is not a guarantee, prediction, or projection of capital markets that could result in changes to the value of our assets, including future results, and there can be no assurance that we will achieve similar results in changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to the future. locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Financial Results vs. Preliminary Estimates 01

Summary of Financial Results vs. Preliminary Estimates Q3 2020 Preliminary Estimate Range Q3 2020 Actual (Filed July 27, 2020) Net Investment Income Per Share Net investment income per share $0.34 $0.31 $0.35 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share $0.79 $0.75 $0.85 Earnings (Loss) Per Share Earnings (loss) per share $1.13 $1.06 $1.20 Net Asset Value Per Share $14.68 $14.61 $14.75 4

GBDC 3 Performance Drivers 02

Drivers of GBDC 3’s Strong FQ3 2020 Earnings Key Themes from FQ3 2020 Impact on GBDC 3  U.S. economy began reopening sooner than  Improved internal performance ratings1 anticipated  Only one non-accrual2  GBDC 3 portfolio companies generally performed better than expected, especially those in COVID-impacted subsectors  No net realized losses3  Private equity sponsors generally have stepped up to support their portfolio  Solid net unrealized gains, reversing a companies material portion of FQ2 2020 unrealized losses3 1. Please see page titled, “Earlier U.S. Reopening, Improved Borrower Performance and Increased Sponsor Support Drove Positive Trends in GBDC 3’s Risk Ratings”. 2. Please see page titled, “Portfolio Highlights – Credit Quality”. 3. Please see page titled, “Low Net Realized Losses and Strong Unrealized Gains Drove a Meaningful NAV Per Share Increase”. 6

Earlier U.S. Reopening, Improved Borrower Performance and Increased Sponsor Support Drove Positive Trends in GBDC 3’s Risk Ratings Internal Performance Rating Migration % of Portfolio at Fair Value 79.0% Decrease driven by better than expected portfolio company 84.7% Increase driven by investments performance 97.8% most impacted by COVID-19 21.0% -6.0% 15.0% +18.8% 2.2% 0.3% December 31, 2019 March 31, 2020 June 30, 2020 Internal Performance Ratings 4-5 Internal Performance Rating 3 Internal Performance Ratings 1 and 2* (Performing At or Above Expectations) (Performing Below Expectations) (Performing Materially Below Expectations) * Represents an amount less than 0.1% as of December 31, 2019 and March 31, 2020. 7

Low Net Realized Losses and Strong Unrealized Gains Drove a Meaningful NAV Per Share Increase NAV Per Share Bridge Net Realized & Unrealized Gain: $0.79 ($0.01) $14.68 $0.80 $0.00* ($0.09) $0.34 $13.64 3/31/20 Net Investment Income FQ3 2020 Net Realized Gain Net Change in Other Changes in Net 6/30/20 NAV Dividend (Loss) on Investments Unrealized Unrealized NAV Appreciation Depreciation² (Depreciation) on Investments¹ * Represents an amount less than $0.01. Note: Footnotes located in the Endnotes at the end of this presentation. 8

Navigating COVID-19: Strategic Response Update 03

COVID-19 Strategic Response Update GBDC 3 continues to execute on its three key goals for navigating the COVID-19 crisis: 1. Proactively manage its highly diversified, first lien, senior secured investment portfolio 2. Support existing portfolio company investments 3. Fortify the balance sheet and prepare to capitalize on attractive new investment opportunities 10

GBDC 3's Diversified Portfolio Is Focused on Recession-Resistant Industries Expected to be More Insulated from COVID-19

Key Portfolio Statistics
As of June 30, 2020

$849 million
At Fair Value

144
Investments

<0.7%
Average Investment Size

98%
First Lien

COVID-19 Portfolio Risk Exposure Summary[1]
At Fair Value as of June 30, 2020



>85%
<15%
<1%

Industries More Insulated from COVID-19[2]

- Software & Technology
- Business Services
- Financial Services
- Healthcare[3]
- Food & Beverage

Industries Less Insulated from COVID-19[2]

- Restaurants
- Dental Care
- Eye Care
- Fitness Franchises
- Retail

Industries Most Exposed to COVID-19[2]

- Airlines & Aircraft Finance
- Entertainment
- Hotels
- Oil & Gas

1. Based on Golub Capital analysis and industry classifications.
2. Industries listed are shown as examples and do not represent all industries within each category.
3. Excludes Dental Care and Eye Care subsegments included in Industries Less Insulated from COVID-19.

GOLUB CAPITAL

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Proactive Portfolio Management to Minimize Net Realized Credit Losses Golub Capital has taken measures to address the economic and market impact of COVID-19 on GBDC 3’s portfolio companies Phase 3 Goals Phase 3 Update • Design and execute game plans • Executed 25+ credit-enhancing Phase 1: for each borrower, working with amendments (representing over Gather Information sponsors, management teams and 10% of total debt investments at junior capital lenders fair value) since mid-March with a ✓ focus on borrowers in COVID 19- impacted subsectors Phase 2: • Credit-enhance portfolio through Develop Strategic Plans amendments and incremental • No P&I defaults occurred during ✓ investments as appropriate the quarter • No portfolio companies taken over Phase 3: • In select cases, assume control during the quarter Execute Strategic Plans over companies that sponsors are not prepared to support Investment Professionals Private Equity Support Lead Lender Position 140+ 100% 94% Including 6 senior workouts team leaders Proportion of GBDC 3’s originations in Average proportion of Golub Capital’s with an average of over 20 years of current portfolio backed by private equity origination volume over the last 5 years experience sponsors where it was lead lender 12

Increasing Opportunity Set for Credit-Enhancing Incremental Investments We expect to have significant opportunities to credit-enhance our portfolio through amendments and incremental investments Illustrative Examples Company A Company B Situation Overview Situation Overview ― Company was seeking continued ability to do acquisitions ― Company was experiencing COVID-related revenue by extending the term of its delayed draw term loan declines and was seeking incremental liquidity (“DDTL”) ― Company deemed an “essential” service with stable performance Credit-Enhancing Solution Credit-Enhancing Solution ― Golub Capital agreed to extend the DDTL in conjunction ― Golub Capital agreed to covenant relief in connection with a commitment by the sponsor to contribute with an incremental investment by the sponsor, additional equity and a repricing of the existing facility agreement by the junior lenders to defer interest, and increased pricing for senior lenders Credit Enhancement (vs. Existing Investment) Credit Enhancement (vs. Existing Investment) ― Higher spreads ― Higher spreads ― Enhanced downside protection ― Enhanced downside protection Note: Not all investments will have all the above characteristics. Company B is not held in GBDC 3's portfolio. Past performance does not guarantee future results. Source: Golub Capital. 13

GBDC 3’s Balance Sheet is Well-Positioned for the Current Environment GBDC 3 has substantial investment capacity to: 1) Make credit-enhancing incremental investments in existing portfolio companies 2) Make select new investments Investment Capacity ($ millions) As of June 30, 2020 unless otherwise noted $867.1 $218.5 $184.5 $441.9 $22.2 Cash, Restricted Cash Uncalled Equity Remaining Commitments Incremental Leverage to Total Investment & Equivalents Commitments¹ on Existing Credit Facilities Achieve 0.85x Target² Capacity 1. As of July 1, 2020. 2. Calculated as total equity subscriptions as of July 1, 2020 of $921.8 million multiplied by target debt-to-equity ratio of 0.85x, less total commitments on existing credit facilities of $565.0 million. 14

Balance Sheet Flexibility Will Allow GBDC 3 to Capitalize on Attractive Opportunities We believe recent market events will likely lead to a sustained lender-friendly environment—much like we saw after the last recession Global Financial Crisis Today Debt to EBITDA: Institutional Middle Market (“MM”) vs. BSL LBOs Debt to EBITDA: Institutional MM vs. BSL LBOs 7.0x 7.0x We expect: 5.5x 5.5x 5.0x  Higher spreads 4.0x  Lower leverage  Improved covenants  Enhanced downside protection BSL Inst. MM BSL Inst. MM BSL Inst. MM 2007 2009 Q4 2019 Source: Refinitiv. 15

Summary of Financial Results for the Quarter Ended June 30, 2020 04

Financial Highlights

Dollars in 000s	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Net income/(loss)	$ 5,853	$ 9,238	$ 9,125	$ (38,548)	$ 37,616
Net investment income	4,555	6,823	7,053	9,774	11,077
Net realized/unrealized gain (loss)	1,298	2,415	2,072	(48,323)	26,539
Distributions declared	$ 5,853	$ 9,238	$ 9,125	$ 6,409	$ 3,043

Per Share[1] and Return on Equity[2] Statistics	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Earnings/(loss) per weighted average share	$ 0.39	$ 0.43	$ 0.35	$ (1.29)	$ 1.13
Net investment income per weighted average share	0.30	0.33	0.27	0.33	0.34
Accrual (reversal) for capital gain incentive fee per weighted average share	0.01	0.01	0.02	(0.04)	-
Net investment income before accrual for capital gain incentive fee (net) per weighted average share	0.31	0.34	0.29	0.29	0.34
Net realized/unrealized gain (loss) per weighted average share	0.09	0.10	0.08	(1.62)	0.79
Quarterly return on equity – net income/(loss)	2.5%	3.0%	2.4%	(8.7%)	8.3%
Net asset value	$ 15.00	$ 15.00	$ 15.00	$ 13.64	$ 14.68

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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Portfolio Highlights – Net Funds Growth Net Funds Growth − Total investments at fair value increased by approximately 6.3%, or $50.1 million, during the three months ended June 30, 2020. − As of June 30, 2020, we had $6.5 million of undrawn revolver commitments. Historical Investment Portfolio ($000) $900,000 $848,547 1% $797,693 $798,441 $800,000 1% 1% 1% $700,000 $616,989 1% $600,000 1% 82% 82% First Lien Traditional Senior $500,000 $476,300 First Lien 1% One Stop 1% 85% Equity $400,000 Junior Debt1 82% $300,000 83% $200,000 $100,000 16% 17% 14% 15% 16% $- Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 1. Junior Debt is comprised of second lien and subordinated debt. For Q1 2020 and Q3 2020, junior debt represented an amount less than 1.0%. 18

Portfolio Highlights – Portfolio Diversity Investment Portfolio $849mm // 144 Investments – Average Size <0.7% Portfolio Composition by Seniority Diversification by Obligor Top 10 1%1% Investments 27% 16% First Lien Traditional Senior First Lien 98% One Stop First Lien Equity Avg Size <0.7% Junior Debt1 Remaining 82% 119 Investments 46% Top 25 Investments 54% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Diversified/Conglomerate Service 52% Electronics 10% Healthcare, Education and Childcare 8% Personal, Food and Miscellaneous Services 7% Floating, 100% Fixed, 0%* Beverage, Food and Tobacco 4% Leisure, Amusement, and Entertainment 4% Insurance 4% Other4 11% * Represents an amount less than 0.5%. 1. Junior debt is comprised of subordinated debt and second lien loans. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on Moody’s industry code. 4. Industries with less than 4% exposure. 19

Portfolio Highlights – Economic Analysis

Economic Analysis


10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
9.0%
8.6%
4.7%
4.3%
2.6%
9.0%
8.6%
4.8%
4.2%
2.3%
9.0%
8.7%
5.3%
3.8%
2.1%
8.4%
8.0%
4.3%
4.1%
1.9%
8.3%
7.8%
4.4%
3.9%
1.5%
8.1%
7.7%
5.2%
2.9%
0.3%
Q2 2019[1]
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Investment income yield[2]
Weighted average cost of debt[5]
Income yield[3]
3-Month London Interbank Offered Rate ("LIBOR")
Weighted average net investment spread[4]

1. The weighted average cost of debt and weighted average net investment spread presented for the quarter ended March 31, 2019 exclude $0.2 million of accelerated capitalized debt issuance costs that resulted from the February 4, 2019 early termination of our revolving credit facility with Sumitomo Mitsui Banking Corporation. The weighted average cost of debt and weighted average net investment spread were 5.4% and 3.6%, respectively, when including the $0.2 million of accelerated capitalized debt issuance costs.
2. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
3. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value.
4. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
5. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

GOLUB CAPITAL

20

Portfolio Highlights – Credit Quality

Credit Quality – Investment Portfolio

- During the quarter ended June 30, 2020, we put our first investment on non-accrual status. As of June 30, 2020, this non-accrual investment as a percentage of total investments at amortized cost and fair value was 0.4% and 0.3%, respectively.
- Due to better than expected borrower performance, the percentage of risk rated "3" investments decreased to 15.0% of the portfolio at fair value as of June 30, 2020 from 21.0% as of March 31, 2020.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End		At Quarter End		
Rating	2018	2019	Q1 2020	Q2 2020	Q3 2020
5	1.1%	0.3%	3.3%	1.9%	0.1%
4	98.9%	98.1%	94.5%	77.1%	84.6%
3	0.0%	1.6%	2.2%	21.0%	15.0%
2	0.0%	0.0%	0.0%*	0.0%*	0.3%
1	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

GOLUB CAPITAL

21

Quarterly Statements of Financial Condition As of (Dollar amounts in 000s, June 30, 2019 September 30, 2019 December 31, 2019 March 31, 2020 June 30, 2020 except share and per share data) (unaudited) (audited) (unaudited) (unaudited) (unaudited) Assets Investments, at fair value $ 476,300 $ 616,989 $ 797,693 $ 798,441 $ 848,547 Cash, cash equivalents and foreign currencies 36,335 2,543 3,658 22,972 9,970 Restricted cash and cash equivalents – 17,374 17,520 13,500 12,180 Other assets 1,959 3,034 2,624 7,630 5,762 Total Assets $ 514,594 $ 639,940 $ 821,495 $ 842,543 $ 876,459 Liabilities and Net Assets Debt $ 231,707 $ 270,644 $ 364,284 $ 382,870 $ 380,455 Unamortized debt issuance costs (526) (1,770) (1,610) (1,868) (1,524) Other short-term borrowings 1,846 16,366 2,624 – – Interest payable 497 881 2,349 1,971 1,240 Management and incentive fee payable 2,328 3,316 4,131 3,569 3,337 Distributions payable 5,853 6,441 3,188 3,805 3,043 Other liabilities 816 642 793 788 2,245 Total Liabilities 242,521 296,520 375,759 391,135 388,796 Total Net Assets 272,073 343,420 445,736 451,408 487,663 Total Liabilities and Net Assets $ 514,594 $ 639,940 $ 821,495 $ 842,543 $ 876,459 Net Asset Value per Share $ 15.00 $ 15.00 $ 15.00 $ 13.64 $ 14.68 Leverage Ratio 0.86x 0.84x 0.83x 0.85x 0.78x Asset coverage 216.3% 219.3% 220.7% 217.3% 227.8% Common shares outstanding 18,138,177 22,894,690 29,715,740 33,090,999 33,214,254 22

Quarterly Operating Results

(Dollar amounts in 000s, Except share and per share data)	For the quarter ended June 30, 2019 (unaudited)	September 30, 2019 (unaudited)	December 31, 2019 (unaudited)	March 31, 2020 (unaudited)	June 30, 2020 (unaudited)
Investment Income					
Interest income	$ 8,504	$ 12,281	$ 14,511	$ 16,421	$ 15,953
Dividend Income	–	102	2	2	–
Fee income	195	69	49	132	150
Total investment Income	$ 8,699	$ 12,452	$ 14,562	$ 16,555	$ 16,103
Expenses					
Interest and other debt financing expenses	$ 1,760	$ 2,411	$ 3,502	$ 3,635	$ 2,679
Base management fee, net of waiver	967	1,424	1,743	2,034	2,062
Incentive fee – net investment income, net of waiver	837	1,227	1,317	1,536	(260)
Incentive fee – capital gains, net of waiver	181	140	408	(1,071)	–
Other operating expenses	399	427	539	646	544
Total expenses	4,144	5,629	7,509	6,780	5,025
Net investment income after excise tax	$ 4,555	$ 6,823	$ 7,053	$ 9,775	$ 11,078
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$ 11	$ 141	$ (11)	$ (2)	$ 25
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	1,287	2,274	2,083	(48,321)	26,514
Net gain (loss) on investments and foreign currency transactions	1,298	2,415	2,072	(48,323)	26,539
Net increase/(decrease) in net assets resulting from operations	$ 5,853	$ 9,238	$ 9,125	$ (38,548)	$ 37,617
Per Share Data					
Earnings/(loss) per weighted average share[1]	$ 0.39	$ 0.43	$ 0.35	$ (1.29)	$ 1.13
Net investment income per weighted average share[1]	$ 0.30	$ 0.33	$ 0.27	$ 0.33	$ 0.34
Distributions declared per share[2]	$ 0.37	$ 0.43	$ 0.34	$ 0.22	$ 0.09
Weighted average common shares outstanding	15,480,105	20,770,861	25,893,806	29,851,593	33,145,177

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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Quarterly Return on Equity Since Inception* 8.3% 3.1% 3.1% 3.0% 2.7% 2.5% 2.3% 2.1% 2.4% 1.8% Avg. 2.1% (8.7%) Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 * Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 24

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $10.0 million as of June 30, 2020.
- Restricted cash and cash equivalents totaled $12.2 million as of June 30, 2020. Restricted cash is held in our Deutsche Bank Credit Facility and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment.

Capital Subscriptions

- As of June 30, 2020, we had total investor capital subscriptions of $905.3 million and contributed capital of $479.9 million (53.0% called capital ratio). During the quarter ended June 30, 2020, we did not issue a capital call.
- On July 1, 2020, we closed on additional net capital subscriptions of $16.5 million, increasing total capital subscriptions to $921.8 million.

Debt Facilities - Availability

- Signature Bank Revolver – As of June 30, 2020, we had $44.7 million of remaining commitments and $44.7 million of availability on this $275.0 million revolving credit facility.
- Deutsche Bank Credit Facility – As of June 30, 2020, subject to leverage and borrowing base restrictions, we had $99.8 million of remaining commitments and availability on this $250.0 million revolving credit facility.
- GC Advisors Revolver – As of June 30, 2020, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
Signature Bank Revolver	$ 275,000	$ 230,284	$ 44,716	N/A	February 4, 2021	LIBOR + 1.50%[2]
Deutsche Bank Credit Facility	250,000	150,171	99,829	September 10, 2022	September 10, 2025	3 Month LIBOR + 2.00%
GC Advisors Revolver	40,000	-	40,000	N/A	October 2, 2020	Applicable Federal Rate

1. Information presented is as of June 30, 2020.
2. The Signature Bank Revolver bears interest at the Company's election of either one-, two-, or three-month LIBOR + 1.50% per annum.

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25

Common Stock and Distribution Information

Distributions Paid *(Dollar amounts in 000s, except share and per share data)*

Date Declared	Record Date	Earnings Period	Shares Outstanding	Payment Date	Amount Per Share	Total Amount
February 5, 2019	April 29, 2019	April 2019	13,612,944.162	July 26, 2019	$ 0.0906	$ 1,234
May 7, 2019	May 17, 2019	May 2019	15,335,222.467	July 26, 2019	0.1558	2,389
May 7, 2019	June 14, 2019	June 2019	18,138,176.915	July 26, 2019	0.1229	2,230
Total for Quarter Ended June 30, 2019					**$ 0.3693**	**$ 5,853**
May 7, 2019	July 19, 2019	July 2019	19,871,955.215	September 27, 2019	$ 0.1408	$ 2,797
August 6, 2019	August 30, 2019	August 2019	21,427,544.016	November 26, 2019	0.1532	3,283
August 6, 2019	September 20, 2019	September 2019	22,814,566.716	November 26, 2019	0.1384	3,158
Total for Quarter Ended September 30, 2019					**$ 0.4324**	**$ 9,238**
August 6, 2019	October 18, 2019	October 2019	24,795,301.540	December 27, 2019	$ 0.0974	$ 2,415
November 22, 2019	November 28, 2019	November 2019	26,881,637.710	December 27, 2019	0.1310	3,522
November 22, 2019	December 20, 2019	December 2019	29,542,494.081	February 26, 2020	0.1079	3,188
Total for Quarter Ended December 31, 2019					**$ 0.3363**	**$ 9,125**
November 22, 2019	January 21, 2020	January 2020	29,715,740.183	February 26, 2020	$ 0.0876	$ 2,604
February 4, 2020	February 25, 2020	February 2020	29,715,740.183	May 22, 2020	0.1280	3,805
February 4, 2020	March 27, 2020	March 2020[1]	29,885,803.162	May 22, 2020	–	–
Total for Quarter Ended March 31, 2020					**$ 0.2156**	**$ 6,409**
February 4, 2020	April 29, 2020	April 2020	33,090,999.162	July 24, 2020	$ 0.0919	$ 3,043
Total for Quarter Ended June 30, 2020					**$ 0.0919**	**$ 3,043**

1. On February 4, 2020, our board of directors declared distributions in an amount equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with U.S. generally accepted accounting principles ("GAAP") for the period March 1, 2020 through March 31, 2020 per share payable on May 22, 2020 to shareholders of record on March 27, 2020. Due to a net decrease in net assets resulting from operations for the period March 1, 2020 through March 31, 2020, the distributions declared for the March 2020 earnings period was zero.

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Common Stock and Distribution Information Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share1 Total Amount August 4, 2020 August 20, 2020 N/A TBD August 21, 2020 $0.2200 TBD 27

Endnotes Low Net Realized Losses and Strong Unrealized Gains Drove a Meaningful NAV Per Share Increase 1. Includes the net change in unrealized depreciation for the three months ended June 30, 2020 reported within the net change in unrealized appreciation (depreciation) on investments included in the consolidated statements of operations attributable to investments. 2. Other Changes in Net Unrealized Appreciation (Depreciation) includes the change in unrealized appreciation (depreciation) associated on forward currency contracts and the translation of assets and liabilities in foreign currencies. 28